Exhibit 5.1

BAHNSEN LEGAL GROUP, PLLC

ATTORNEYS AT LAW

November 13, 2026

FreeCast, Inc.

6901 TPC Drive, Suite 100

Orlando, Florida 32822

Re: FreeCast, Inc. – Registration Statement on Form S-8
2021 Incentive Award Plan

Ladies and Gentlemen:

We have acted as counsel to FreeCast, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 3,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, issuable pursuant to the FreeCast, Inc. 2021 Incentive Award Plan (the “Plan”). The 3,000,000 Shares reflect the adjustment to the Plan’s original 6,000,000-share Overall Share Limit resulting from the Company’s 1-for-2 reverse stock split.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act. In rendering the opinion stated herein, we have examined such matters of fact and questions of law as we have deemed necessary or appropriate. We have also examined such documents as to factual matters as we have deemed necessary or appropriate. We are opining herein solely as to the Florida Business Corporation Act, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Plan and any applicable award agreement and upon receipt by the Company of the consideration, if any, required thereunder and determined to be adequate in accordance with the Florida Business Corporation Act, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bahnsen Legal Group, PLLC

131 NE 1st Avenue, Suite 100, Boca Raton, Florida 33432

Phone: 727-888-3026 | Email: jeff@bahnsenlaw.com